SECOND AMENDMENT TO

CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), is dated as of February 18, 2014, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Lender”), and U.S. WELL SERVICES, LLC, a Delaware limited liability company (“Borrower”).

WITNESSETH:

WHEREAS, Borrower and Lender entered into that certain Credit and Security Agreement, dated as of May 9, 2013, as amended by that certain First Amendment to Credit and Security Agreement, dated as of November 12, 2013 (as amended, the “Credit Agreement”), whereunder Lender agreed to make extensions of credit from time to time to, or for the account of, Borrower;

WHEREAS, Borrower has requested that Lender (i) consent to the consummation of the Transactions (as defined below), and (ii) make certain amendments to the Credit Agreement, in each case, subject to the terms hereof; and

WHEREAS, Lender has agreed to (i) consent to the consummation of the Transactions, and (ii) make certain amendments to the Credit Agreement, in each case, subject to the terms hereof.

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Defined Terms.  Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

SECTION 2.  Amendments.  Upon the Amendment Effective Date (as hereinafter defined), the Credit Agreement shall be amended as follows:

(a)New definitions of “Second Amendment Effective Date” and “SMRF Interests” are hereby added to Schedule 1.1 of the Credit Agreement in a manner that maintains alphabetical order, to read as follows:

“‘Second Amendment Effective Date’ means February 18, 2014.

“‘SMRF Interests’ means the SMRF Interests under, and as defined in, Borrower’s LLC Agreement.”

(b)The definition of “Permitted Indebtedness” set forth on Schedule 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“‘Permitted Indebtedness’ means:

Second Amendment to Credit and Security Agreement

(a) Indebtedness evidenced by this Agreement or the other Loan Documents;

(b) Indebtedness set forth on Schedule 5.19 to the Information Certificate and any Refinancing Indebtedness in respect of such Indebtedness;

(c) Permitted Purchase Money Indebtedness and any Refinancing Indebtedness in respect of such Indebtedness;

(d) endorsement of instruments or other payment items for deposit;

(e) the incurrence by any Borrower or its Subsidiaries of Indebtedness under Hedge Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with Borrower’s and its Subsidiaries’ operations and not for speculative purposes;

(f) obligations in respect of performance bonds or sureties in an aggregate amount not to exceed $100,000 incurred in the ordinary course of business;

(g) Indebtedness incurred to finance deferred insurance premiums in the ordinary course of business;

(h) Indebtedness incurred in respect of Bank Products other than pursuant to Hedge Agreements;

(i) Indebtedness owed to Regions Bank in respect of the Regions Bank LC;

(j) the SMRF Interests;

(k) the Senior Secured Bonds; and

(l) Indebtedness constituting Permitted Investments;

provided,  that for purposes of this definition, none of the foregoing Indebtedness of, or actions taken by, USW Financing (except for the transactions contemplated by the terms and conditions of the Indenture) shall be considered “Permitted Indebtedness”.”

(c)The definition of “Series A Units” set forth on Schedule 1.1 of the Credit Agreement is hereby deleted in its entirety and not replaced.

(d)Section 2.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“2.9Maturity Termination Dates.    Lender’s obligations under this Agreement shall continue in full force and effect for a term ending on the earliest of (i) May 9, 2017, or (ii) ninety

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(90) days prior to the maturity date of the Senior Secured Bonds, or (iii) ninety (90) days prior to the maturity date of the SMRF Interests (the earliest of these dates set forth in items (i), (ii), and (iii), the “Maturity Date”), or (iv) the date Borrower terminates the Revolving Credit Facility, or (v) the date the Revolving Credit Facility terminates pursuant to Sections 10.1 or 10.2 following an Event of Default (the earliest of these dates set forth in items (i)-(v), the “Termination Date”).  The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.  Borrower promises to pay the Obligations (including principal, interest, fees, costs, and expenses, including Lender Expenses) in full on the Termination Date (other than the Hedge Obligations, which shall be paid in accordance with the applicable Hedge Agreement).”

(e)Section 7.7(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a)Except to the extent required in connection with an Excess Cash Offer under the Indenture, and as permitted in accordance with the terms and conditions of the Intercreditor Agreement, or in connection with Refinancing Indebtedness permitted by Section 7.1,

(i)optionally prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or any of its Subsidiaries, other than the Obligations in accordance with this Agreement or a Bank Product Agreement, or

(ii)make any payment on account of Indebtedness that has been contractually subordinated in right of payment to the Obligations if such payment is not permitted at such time under the subordination terms and conditions, or

(iii)otherwise redeem the SMRF Interests, without the prior, written consent of Lender, or”

(f)Section 7.9 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.9Restricted Junior Payments.

 Make any Restricted Junior Payment, other than (a) so long as it is permitted by law, and so long as Borrower is a “pass-through” tax entity for United States federal income tax purposes, Borrower may declare and pay Pass-Through Tax Liabilities, net of any prior year loss carry-forwards, (b) Restricted Junior Payments to Borrower’s Subsidiaries that are Guarantors, (c) unless a Default or an Event of Default has occurred or is continuing, or would result therefrom, Borrower may repurchase its Stock that is owned by former officers, directors or employees (or the estate thereof) of Borrower or its Subsidiaries in connection with their resignation, termination or severance of employment in an aggregate amount not to exceed $100,000 during any fiscal year, (d) unless a Default or an Event of Default has occurred or is continuing, or would result therefrom, Borrower may redeem, repurchase, retire or otherwise acquire any of its Stock upon or in connection with the exercise or vesting of options or restricted Stock (granted pursuant to any option plan or incentive compensation plan of Borrower, if such Stock constitutes all or a portion of the exercise price or is surrendered (or deemed surrendered) in connection with satisfying any income tax obligation

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incurred in connection with such exercise or vesting and so long as no payments are made in cash or other property in connection therewith, (e) unless a Default or an Event of Default has occurred or is continuing, or would result therefrom, Borrower may redeem, repurchase, retire or otherwise acquire any of its Stock upon the exercise of warrants (including the Warrants) described on Schedule 5.1(b) to the Information Certificate if such Stock constitutes all or a portion of the exercise price or is surrendered (or deemed surrendered) in connection with satisfying any income tax obligation incurred in connection with such exercise and so long as no payments are made in cash or other property in connection therewith, and (f) unless a Default or an Event of Default has occurred or is continuing, or would result therefrom, Borrower may make cash payments solely in lieu of the issuance of fractional shares in connection with the exercise of warrants (including the Warrants), Stock options, restricted Stock or other securities convertible into or exchangeable for Stock of Borrower; provided that any such cash payment shall not be for the purpose of evading the limitations of this Section 7.9 to officers, directors and employees in respect of phantom Stock.”

(g)Section 7.14 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“7.14Limitation on Issuance of Stock.    Except for the SMRF Interests and any other Stock described on Schedule 5.1(b) to the Information Certificate, issue or sell or enter into any agreement or arrangement for the issuance and sale of any Prohibited Preferred Stock.”

(h)Section 5.1(b) on Exhibit D of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)Set forth on Schedule 5.1(b) to the Information Certificate is a complete and accurate description of the authorized capital Stock of Borrower, by class, and, as of the Second Amendment Effective Date, a description of the number of shares of each such class that are issued and outstanding.  Other than as described on Schedule 5.1(b) to the Information Certificate, there are no subscriptions, options, warrants, or calls relating to any shares of Borrower’s capital Stock as of the Second Amendment Effective Date, including any right of conversion or exchange under any outstanding security or other instrument.  Except for the SMRF Interests and the obligations under the Warrant Agreement to pay cash to holders of Warrants upon the exercise thereof in lieu of the issuance of fractional shares of Stock, Borrower is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.”

(i)Schedule 5.1(b) to the Information Certificate is hereby deleted in its entirety and replaced with Revised Schedule 5.1(b) in the form attached hereto and incorporated herein.

SECTION 3.Consent.  Borrower has informed the Lender that Borrower desires to:

(a)amend its existing Amended and Restated Limited Liability Company Agreement pursuant to a Second Amendment to the Amended and Restated Limited Liability Company Agreement

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of U.S. Well Services, LLC (the “LLC Amendment”) in substantially the form previously presented to Lender, in order to authorize the issuance of Senior Mandatorily Redeemable Financial Interests of Borrower (the “SMRF Interests”) and offer for purchase (the “SMRF Interests Offering Transaction”) 760,000 SMRF Interests at a purchase price of $39.47368421 per SMRF Interest pursuant to subscription agreements (collectively, the “Subscription Agreement”) by and among Borrower and the purchasers party thereto; and

(b)enter into a certain Redemption Agreement (the “Redemption Agreement”) with ORB Investments, LLC, a Louisiana limited liability company (“ORB”), pursuant to which, among other things, Borrower shall purchase from ORB, and ORB shall sell to Borrower, all of its 600,000 Series A Units of Borrower (the “Assigned Units”) in exchange for $30,000,000 (the “Redemption Transaction,” and together with the SMRF Interests Offering Transaction, the “Transactions”).

Notwithstanding the provisions contained in each of Section 7.1 (which prohibits Borrower from creating, incurring, assuming, suffering to exist, guaranteeing, or otherwise becoming or remaining liable, directly or indirectly for, any Indebtedness, except for Permitted Indebtedness), Section 7.3 (which prohibits Borrower from entering into any reorganization, recapitalization, or reclassification of its Stock), Section 7.7(a)(i) (which limits Borrower’s right to redeem any Indebtedness of Borrower or any of its Subsidiaries), Section 7.7(b)(iii) (which limits Borrower’s right to amend its Governing Documents), Section 7.9 (which limits Borrower’s right to make Restricted Junior Payments), Section 7.11 (which limits Borrower’s right to make Investments), Section 7.12 (which limits Borrower’s right to transact with Affiliates), and Section 7.14 (which limits Borrower’s right to issue or sell or enter into any agreement or arrangement for the issuance and sale of any Prohibited Preferred Stock), of the Credit Agreement, upon satisfaction and fulfillment of the conditions precedent set forth in Section 5 of this Amendment, Lender hereby consents to the consummation by Borrower of the Transactions; provided,  further, the Transactions are consummated solely in accordance with the terms of the LLC Amendment, the Subscription Agreement, and the Redemption Agreement, in each case, in the form approved by Lender.  The consents agreed to herein (w) are strictly limited to (i) each of Section 7.1,  Section 7.3,  Section 7.7(a)(i),  Section 7.7(b)(iii),  Section 7.9,  Section 7.11,  Section 7.12, and Section 7.14 of the Credit Agreement, and (ii) the Transactions, and except as expressly set forth herein, all the other terms, provisions and conditions of the Credit Agreement shall remain in full force and effect; (x) shall not extend nor be deemed to extend to any Default or Event of Default that may now exist or hereafter arise under the Credit Agreement or any of the other Loan Documents, whether similar or dissimilar to the matters consented to herein, (y) shall not impair, restrict or limit any right or remedy of Lender with respect to any Default or Event of Default that may now exist or hereafter arise under the Credit Agreement or any of the other Loan Documents, and (z) shall not constitute any course of dealing or other basis for altering any obligation of Borrower or any right, privilege or remedy of Lender under the Credit Agreement or any of the other Loan Documents.

SECTION 4.Representations, Warranties and Covenants of Borrower.  Borrower represents and warrants to Lender, and agrees that:

(a)the representations and warranties contained in the Credit Agreement (as amended hereby) and the other outstanding Loan Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (i) to the extent specifically made

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with regard to a particular date and (ii) for such changes as are a result of any act or omission specifically permitted under the Credit Agreement (or under any Loan Document), or as otherwise specifically permitted by Lender;

(b)on the Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing;

(c)the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by, Borrower, and this Amendment is a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(d)the execution, delivery and performance of this Amendment do not conflict with or result in a breach by Borrower of any term of any Material Contract or other agreement or instrument to which Borrower is a party or is subject.

SECTION 5.Conditions Precedent to Effectiveness of Amendment.  This Amendment shall become effective (the “Amendment Effective Date”) upon satisfaction of each of the following conditions:

(a)Each of Borrower and Lender shall have executed and delivered to Lender this Amendment, and such other documents as Lender may reasonably request;

(b)All limited liability company proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Lender and its legal counsel in their sole discretion;

(c)No Default or Event of Default shall have occurred and be continuing; and

(d)All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for Lender.

SECTION 6.Execution in Counterparts.  This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.  Delivery of an executed counterpart of this Amendment by telefacsimile, “.pdf file” or other electronic method of transmission shall be equally as effective as delivery of an originally executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile, “.pdf file” or other electronic method of transmission also shall deliver an originally executed counterpart of this Amendment but the failure to deliver an originally executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

SECTION 7.Costs and Expenses.  Borrower hereby affirms its obligation under the Credit Agreement to reimburse Lender for all Lender Expenses (including reasonable attorneys’ fees) paid or

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incurred by Lender in connection with the preparation, negotiation, execution and delivery of this Amendment.

SECTION 8.GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 9.Successors and Assigns.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 10.Effect of Amendment; Reaffirmation of Loan Documents.  The parties hereto agree and acknowledge that (a) nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or the other outstanding Loan Documents other than as expressly set forth herein and (b) the Credit Agreement (as amended hereby) and each of the other outstanding Loan Documents remain and continue in full force and effect and are hereby ratified and reaffirmed in all respects.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement, as amended hereby.

SECTION 11.Headings.  Section headings in this Amendment are included herein for convenience of any reference only and shall not constitute a part of this Amendment for any other purposes.

SECTION 12.Release.  BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS‑COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER, ITS AFFILIATES AND PARTICIPANTS, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS, EMPLOYEES OR ATTORNEYS.  BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES LENDER, ITS AFFILIATES AND PARTICIPANTS, AND THEIR RESPECTIVE PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST LENDER AND ITS PREDECESSORS, AGENTS, OFFICERS, DIRECTORS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM THE LIABILITIES, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE CREDIT AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.  BORROWER HEREBY

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COVENANTS AND AGREES NEVER TO INSTITUTE ANY ACTION OR SUIT AT LAW OR IN EQUITY, NOR INSTITUTE, PROSECUTE, OR IN ANY WAY AID IN THE INSTITUTION OR PROSECUTION OF ANY CLAIM, ACTION OR CAUSE OF ACTION, RIGHTS TO RECOVER DEBTS OR DEMANDS OF ANY NATURE AGAINST LENDER, ITS AFFILIATES AND PARTICIPANTS, OR THEIR RESPECTIVE SUCCESSORS, AGENTS, ATTORNEYS, OFFICERS, DIRECTORS, EMPLOYEES, AND PERSONAL AND LEGAL REPRESENTATIVES ARISING ON OR BEFORE THE DATE HEREOF OUT OF OR RELATED TO LENDER’S ACTIONS, OMISSIONS, STATEMENTS, REQUESTS OR DEMANDS IN ADMINISTERING, ENFORCING, MONITORING, COLLECTING OR ATTEMPTING TO COLLECT THE OBLIGATIONS OF BORROWER TO LENDER, WHICH OBLIGATIONS WERE EVIDENCED BY THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

[Signature page follows]

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IN WITNESS WHEREOF,  the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:

U.S. WELL SERVICES, LLC

By: /s/ Brian Stewart

Name: Brian Stewart

Title: CEO

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By: /s/ Paul Truax

Name: Paul Truax

Title: Authorized Signatory

Signature Page to Second Amendment to

Credit and Security Agreement

Revised Schedule 5.1(b)

TO INFORMATION CERTIFICATE

Capitalization of Borrower

and Subsidiaries

US Well Services, LLC
Equity table	Pro Forma
	Fully Diluted
Series A-E	Shares	Percent
ORB Preferred Units (Series B)	1,421,133	45.09%
ORB Preferred Units (Series E)	663,195	21.04%
Stevenson (Series B)	71,057	2.25%
Bonds (Series B)	373,277	11.84%
Layton (Series C)	167,500	5.31%
GHS (Series C)	25,000	0.79%
Travis (Series D)	7,500	0.24%
Self (Series D)	124,426	3.95%
McPherson (Series D)	124,426	3.95%
Brian Stewart (Series D)	74,655	2.37%
Ken Sill (Series D)	49,770	1.58%
Johnson (Series D)	12,443	0.49%
Kurtz (Series D)	12,443	0.40%
Houston (Series D)	24,885	0.79%

Total	3,151,710	100.09%

SMRF Interests
Sea Port Group Securities, LLC	760,000	100.00%

Total	760,000	100.00%

Summary
Series A	0	0.00%
Series B	1,865,467	47.69%
Series C	192,500	4.92%
Series D	430,548	11.01%
Series E	663,195	16.95%
SMRF Interests	760,000	19.43%

Total	3,911,710	100.00%

Revised Schedule 5.1(b)

Name	Authorized Shares/Issued Shares	Holder	Type of Rights/Stock (common/preferred/option/ class)	Number of Shares (after exercise of all rights to acquire shares)	Percent Interest (on a fully diluted basis)
USW Financing Corp.	1,000	Borrower	Common	1,000	100%

Borrower’s SMRF Interests are mandatorily redeemable as provided in Borrower’s LLC Agreement.

Borrower has issued the Warrants pursuant to the Warrant Agreement.

Revised Schedule 5.1(b)